Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned directors of AmTrust Financial Services, Inc., a Delaware corporation, which proposes to file with the Securities and Exchange Commission a Shelf Registration Statement on Form S-3 under the Securities Act of 1933, as amended, with respect to an offering of securities, hereby constitutes and appoints Ronald E. Pipoly, Jr., David H. Saks, Stephen B. Ungar and Catherine L. Miller and each of them, his or her true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign in any and all capacities and file: (i) such registration statement; (ii) any and all exhibits thereto and other documents in connection therewith; (iii) any and all amendments, post-effective amendments and supplements thereto, whether on Form S-3 or otherwise; (iv) any additional registration statements filed pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended; and (v) any and all applications or other documents pertaining to such securities or such registration, granting unto such attorney-in-fact and agent, and any substitute or substitutes, full power and authority to do and perform each and every act and thing requisite, necessary and/or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney has been signed in the respective capacities and on the respective dates indicated below.

Name	Title	Date

/s/ Barry D. Zyskind Barry D. Zyskind	Chief Executive Officer, President and Director (Principal Executive Officer)	June 9, 2015

/s/ Michael Karfunkel Michael Karfunkel	Chairman of the Board	June 9, 2015

/s/ Donald T. DeCarlo Donald T. DeCarlo	Director	June 9, 2015

/s/ Susan C. Fisch Susan C. Fisch	Director	June 9, 2015

/s/ Abraham Gulkowitz Abraham Gulkowitz	Director	June 9, 2015

/s/ George Karfunkel George Karfunkel	Director	June 9, 2015

/s/ Jay J. Miller Jay J. Miller	Director	June 9, 2015